Exhibit 1.2

Terms Agreement

CITIGROUP GLOBAL MARKETS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
BANC OF AMERICA SECURITIES LLC
BARCLAYS CAPITAL INC.
CREDIT SUISSE SECURITIES (USA) LLC
DEUTSCHE BANK SECURITIES INC.
MORGAN STANLEY & CO. INCORPORATED
HSBC SECURITIES (USA) INC.
J.P. MORGAN SECURITIES INC.
LEHMAN BROTHERS INC.
SUNTRUST ROBINSON HUMPHREY, INC.
WACHOVIA CAPITAL MARKETS, LLC
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

October 16, 2007

Dear Ladies and Gentlemen:

     Marriott International, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement General Terms and Provisions (the “Terms and Provisions”) attached hereto, to issue and sell to each of the Underwriters named in Schedule I hereto (the “Underwriters”), and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto. Each of the provisions of the Terms and Provisions is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement. Each reference to the Representatives herein and in the provisions of the Terms and Provisions so incorporated by reference shall be deemed to refer to you. Terms defined in the Terms and Provisions and the address of the Representatives referred to in Section 11 of the Terms and Provisions and the address of the Representatives referred to in such Section 11 are set forth in Schedule II hereto. For the avoidance of doubt, the Company and the Underwriters acknowledge and agree that the phrase “since the date of this Agreement” in Section 6(j) of the Terms and Provisions shall refer to the date of this Terms Agreement.

The Representatives hereby confirm and the Company acknowledges that the list of the

Underwriters and their respective participation in the sale of the Securities and the statements with respect to the public offering of the Securities by the Underwriters set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and (ii) in the fifth and eighth paragraphs under the heading “Underwriting” in the Company’s Prospectus Supplement dated October 16, 2007, to the Company’s Prospectus dated December 8, 2005, relating to the Securities (the “Prospectus Supplement”) constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Prospectus Supplement.

     For the purposes of the Terms and Provisions, the “Applicable Time” shall be 3:06 p.m. (Eastern Time) on the date hereof.

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     If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Terms and Provisions incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours, MARRIOTT INTERNATIONAL, INC.

By: /s/ Carolyn B. Handlon Name: Carolyn B. Handlon Title: Vice President and Treasurer

Accepted as of the date hereof:

CITIGROUP GLOBAL MARKETS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
BANC OF AMERICA SECURITIES LLC
BARCLAYS CAPITAL INC.
CREDIT SUISSE SECURITIES (USA) LLC
DEUTSCHE BANK SECURITIES INC.
MORGAN STANLEY & CO. INCORPORATED
HSBC SECURITIES (USA) INC.
J.P. MORGAN SECURITIES INC.
LEHMAN BROTHERS INC.
SUNTRUST ROBINSON HUMPHREY, INC.
WACHOVIA CAPITAL MARKETS, LLC

By: CITIGROUP GLOBAL MARKETS INC.

By: /s/ Brian D. Bednarski __________________ Name: Brian D. Bednarski Title: Director

By: MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By: /s/ Esteban Saba_______________________ Name: Esteban Saba Title: Vice President

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	Schedule I

		Principal Amount of
Underwriter		Securities to be Purchased

Citigroup Global Markets Inc		$130,000,000
Merrill Lynch, Pierce, Fenner & Smith
Incorporated		110,000,000
Banc of America Securities LLC		20,000,000
Barclays Capital Inc.		20,000,000
Credit Suisse Securities (USA) LLC		20,000,000
Deutsche Bank Securities Inc.		20,000,000
Morgan Stanley & Co. Incorporated		20,000,000
HSBC Securities (USA) Inc.		12,000,000
J.P. Morgan Securities Inc.		12,000,000
Lehman Brothers Inc.		12,000,000
SunTrust Robinson Humphrey, Inc.		12,000,000
Wachovia Capital Markets, LLC		12,000,000

Total		$400,000,000

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Schedule II

Representatives:	Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Underwriting Agreement:	June 9, 2006

Registration Statement No.:	333-130212

Title of Securities:	5.625% Series J Notes due 2013

Aggregate principal amount:	$400,000,000

Price to Public:	99.723% of the principal amount of the Securities, plus
accrued interest, if any, from October 19, 2007

Underwriting Discount:	0.60%

Indenture:	Indenture dated as of November 16, 1998 between Marriott
International, Inc. and The Bank of New York, as successor to
JPMorgan Chase Bank, N.A., formerly known as The Chase
Manhattan Bank, as trustee

Date of Maturity:	February 15, 2013

Interest Rate:	5.625% per annum, payable semiannually

Interest Payment Dates:	February 15 and August 15, commencing February 15, 2008

CUSIP	571903AH6

Redemption Provisions:	The Securities may be redeemed in whole or in part at any
time and from time to time at a redemption price equal to the greater of (1) 100% of the principal amount of the Securities being redeemed and (2) the sum of the present values of the
remaining scheduled payments of principal and interest (not
including accrued interest as of the redemption date) on the
Securities to be redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (the yield to
maturity of the United States Treasury security, selected by a primary U.S. government securities dealer, having a maturity comparable to the remaining term of the Securities being
redeemed) plus 20 basis points, plus, in each case, accrued and unpaid interest on the Securities to the redemption date.

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Purchase of Securities Upon a Change in Control Repurchase Event:

If a change of control repurchase event occurs, the issuer will be required, subject to certain conditions, to make an offer to repurchase the Securities at a price equal to 101% of the principal amount of the Securities, plus accrued and unpaid interest to the date of repurchase. “Change of control repurchase event” means the occurrence of both a change of control and a below investment grade rating event.

“Change of control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of our voting stock, measured by voting power rather than number of shares. Notwithstanding the foregoing, a transaction effected to create a holding company for us will not be deemed to involve a change of control if: (1) pursuant to such transaction we become a direct or indirect wholly owned subsidiary of such holding company and (2)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company, measured by voting power rather than number of shares.

“Below investment grade rating event” is defined in the Preliminary Prospectus Supplement dated October 16, 2007.

Sinking Fund Provisions:

None.

Other Provisions:

As specified in the Preliminary Prospectus Supplement dated October 16, 2007 relating to the Securities.

Securities Exchange:

The Securities will not be listed on any exchange.

Ratings:

Baa2 by Moody’s Investors Service, Inc. BBB by Standard & Poor’s Ratings Services

Closing Date and Delivery Date:

October 19, 2007

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Closing Location:

DLA Piper US LLP 6225 Smith Avenue

Baltimore, Maryland 21209-3600

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ANNEX A

Permitted Free Writing Prospectus

Final Term Sheet dated October 16, 2007

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ANNEX B

Issuer Free Writing Prospectus Filed Pursuant to Rule 433 supplementing the Preliminary Prospectus Supplement dated October 16, 2007 Registration No. 333-130212

TERM SHEET
Dated: October 16, 2007

5.625% Series J Notes due 2013

Issuer:	Marriott International, Inc.
Security:	5.625% Series J Notes due 2013
Size:	$400,000,000
Maturity Date:	February 15 th , 2013
Coupon:	5.625%
Interest Payment Dates:	February 15 and August 15, commencing February 15, 2008
Price to Public:	99.723%
Benchmark Treasury:	4.25% due 9/12
Benchmark Treasury Yield:	4.338%
Spread to Benchmark Treasury:	+135 bps
Yield:	5.688%
Make-Whole Call:	+20 bps
Expected Settlement Date:	October 19, 2007
CUSIP:	571903AH6
Minimum Denominations:	$1,000
Change of Control:	Issuer repurchase offer required following certain changes of control as described in the Preliminary Prospectus Supplement dated October 16, 2007.
Anticipated Ratings:	Baa2 by Moody’s Investors Service, Inc.
BBB by Standard & Poor’s Ratings Services
Joint Book-Running Managers:	Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Senior Co-Managers:	Banc of America Securities LLC
Barclays Capital Inc.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Morgan Stanley & Co. Incorporated
Junior Co-Managers:	HSBC Securities (USA) Inc.
J.P. Morgan Securities Inc.
Lehman Brothers Inc.

SunTrust Robinson Humphrey, Inc. Wachovia Capital Markets, LLC

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you

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the prospectus if you request it by calling Citigroup Global Markets Inc. toll free at 1-877-858-5407 or Merrill Lynch, Pierce, Fenner & Smith Incorporated 1-866-500-5408.

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